UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2024

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-08897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 E. Dublin-Granville Road, Columbus, Ohio 43081
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares	BIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
                                Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
The information set forth below in Item 1.03 of this Current Report on Form 8-K under the captions “Debtor-in-Possession Financing” and “Stalking Horse Asset Purchase Agreement” is hereby incorporated by reference in this Item 1.01.

Item 1.03    Bankruptcy or Receivership.

Voluntary Petition for Reorganization

On September 9, 2024 (the “Petition Date”), Big Lots, Inc. (“Big Lots” or the “Company”) and its other subsidiaries (together with Big Lots, the “Debtors”) filed voluntary petitions for relief (collectively, the “Bankruptcy Petitions”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Bankruptcy Court has granted a motion seeking joint administration of the cases (the “Chapter 11 Cases”) under the caption In re: Big Lots, Inc., et al., Case No. 24-11967 (JKS). The filing of the Bankruptcy Petitions constituted an event of default under the documents governing the ABL Credit Facility and the Term Loan Credit Facility (each as defined in Item 2.04, and, collectively, the “Debt Instruments”) which accelerated the Company’s obligations under the Debt Instruments. The Company intends to notify all known or potential creditors of the Debtors of the bankruptcy filings.

Pursuant to section 362 of the Bankruptcy Code, the filing of the Bankruptcy Petitions automatically stayed most actions against the Debtors, including actions to collect indebtedness incurred prior to the Petition Date or to exercise control over the Debtors’ property. Subject to certain exceptions under the Bankruptcy Code, the filing of the Debtors’ Chapter 11 Cases also automatically stayed the filing of most legal proceedings and other actions against the Debtors or their property to recover on, collect or secure a claim arising prior to the Petition Date or to exercise control over property of the Debtors’ bankruptcy estates, unless and until the Court modifies or lifts the automatic stay as to any such claim. Notwithstanding the general application of the automatic stay described above, governmental authorities may determine to continue actions brought under their police and regulatory powers.

The Debtors will continue to operate their businesses as “debtors in possession” under the jurisdiction of the Bankruptcy Court, and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. To ensure their ability to continue operating in the ordinary course of business, the Debtors have filed with the Bankruptcy Court motions seeking a variety of “first day” relief, including authority to pay employee wages and benefits, and pay vendors and suppliers in the ordinary course for goods and services provided after the commencement of the Chapter 11 Cases.

Pursuant to section 1102 of the Bankruptcy Code, the Company expects the United States Trustee for Region 3 to appoint an official committee of unsecured creditors (the “Creditors’ Committee”) as soon as practicable following the filing of the Bankruptcy Petitions. The Creditors’ Committee will represent all unsecured creditors of the Debtors and has a right to be heard on all matters that come before the Court.

Debtor-in-Possession Financing

Pursuant to that certain Senior Secured Superpriority Debtor-in-Possession Asset-Based Revolving Credit Agreement (the “DIP ABL Credit Agreement”), dated as of September 10, 2024, by and among (A) the Company, as borrower, (B) Big Lots Stores, LLC, as borrower (and, together with the Company, the “DIP Borrowers”), (C) the lenders from time to time party thereto (the “DIP ABL Lenders”), and (D) PNC Bank, National Association (“PNC”), as lead left arranger and administrative agent for the DIP ABL Lenders (in its capacity as the administrative agent, the “DIP ABL Agent”), the DIP ABL Lenders have committed to provide approximately $550 million (the “DIP ABL Commitment”) of debtor-in-possession financing in the form of a senior secured superpriority debtor-in-possession asset-based revolving credit facility (the “DIP ABL Facility”). Upon entry of the interim DIP order by the Bankruptcy Court, the DIP ABL Commitment shall be available to the Borrowers to draw upon. Upon entry of the final DIP order by the Bankruptcy Court, the DIP ABL Commitment will be used to repay and refinance existing commitments under the ABL Credit Agreement (as defined in Item 2.04).

Additionally, pursuant to that certain Senior Secured Superpriority Debtor-in-Possession Term Loan Agreement (the “DIP Term Credit Agreement” and, together with the DIP ABL Credit Agreement, the “DIP Credit Agreements”), dated as of September 10, 2024, by and among (A) the DIP Borrowers, (B) the lenders from time to time party thereto (the “DIP Term Lenders” and, together with the DIP ABL Lenders, the “DIP Lenders”), and (C) 1903P Loan Agent, LLC (“GB”), as administrative agent for the DIP Term Lenders (in such capacity, the “DIP Term Agent” and, together with the DIP ABL Agent, the “DIP Agents”), the DIP Term Lenders have committed to provide approximately $157.5 million (the “DIP Term Commitment”) in debtor-in-possession financing in the form of a senior secured superpriority debtor-in-possession term loan facility (the “DIP Term Facility” and, together with the DIP ABL Facility, the “DIP Facilities”). Upon entry of the interim DIP order by the Bankruptcy Court, $25 million of the DIP Term Commitment will be funded and made available to the DIP Borrowers and applied in accordance with the DIP Credit Agreements. Additionally, upon entry of the interim DIP order by the Bankruptcy Court, $75 million of the DIP Term Commitment shall be deemed funded and used to repay and refinance existing commitments under the Term Credit Agreement (as defined in Item 2.04). Finally, upon entry of the final DIP order by the Bankruptcy Court, $10 million of the DIP Term Commitment shall be funded and made available to the DIP Borrowers and applied in accordance with the DIP Credit Agreements, and the remainder of the DIP Term Commitment shall be deemed funded and used to repay and refinance existing commitments under the Term Credit Agreement (as defined in Item 2.04).

The Borrowers’ obligations under the proposed DIP Facilities will be guaranteed by each subsidiary of the Company (other than Big Lots Stores, LLC). In addition, upon entry and subject to the terms of the interim DIP order approving the DIP Facilities (or the final DIP order, when entered), the claims of the DIP ABL Lenders and DIP Term Lenders will be (i) entitled to superpriority administrative expense claim status and, subject to certain customary exclusions in the credit documentation, (ii) with respect to the DIP ABL Lenders, secured by (a) a perfected first priority lien on all property of the Debtors subject to an existing first priority lien under the ABL Credit Agreement (such property, “ABL Priority Collateral”), (b) a perfected junior lien on all property of the Debtors subject to an existing first priority lien under the Term Credit Agreement (such property, the “Term Priority Collateral”), (c) a perfected first priority lien on all unencumbered assets that would otherwise constitute ABL Priority Collateral, and (d) a junior lien on all unencumbered assets that would otherwise constitute Term Priority Collateral, (iii) with respect to the DIP Term Lenders, secured by (a) a perfected first priority lien on all Term Priority Collateral, (b) a perfected junior lien on all ABL Priority Collateral, (c) a perfected first priority lien on all unencumbered assets that would otherwise constitute Term Priority Collateral, and (d) a junior lien on all unencumbered assets that would otherwise constitute ABL Priority Collateral, and (iv) entitled to adequate protection liens in favor of the DIP ABL Agent and DIP Term Agent (as applicable) on all unencumbered assets in accordance with the lenders’ intercreditor agreement.

Under the proposed DIP Credit Agreements, we will be able to make optional prepayments of the DIP Facilities, in whole or in part, without penalty (other than applicable breakage and redeployment costs and the payment of certain other fees as more fully set forth in the DIP Credit Agreements). In addition, subject to certain exceptions and conditions described in the proposed DIP Credit Agreements, we will be obligated to prepay the obligations thereunder with the net cash proceeds of certain asset sales, with casualty insurance proceeds, extraordinary receipts or the proceeds of any indebtedness not permitted to be incurred pursuant to the terms of the DIP Credit Agreements.

The scheduled maturity date of the DIP ABL Facility will be the earliest of (i) 150 days after entry of the interim DIP order, (ii) the date on which a chapter 11 plan becomes effective, and (iii) the closing date of a Transaction (as defined in the DIP ABL Credit Agreement). The DIP ABL Facility will bear an interest rate per annum equal to SOFR plus 3.50%. In addition, borrowings under the DIP ABL Facility will be limited to the lower of the maximum facility amount and borrowing base availability. The borrowing base availability amount will be equal to 90% of our eligible credit card receivables, up to 87.5% of the assessed value of certain eligible inventory, up to 15% of the assessed value of certain in-transit inventory, and subject to certain applicable reserves.

The scheduled maturity date of the DIP Term Facility will be the earliest of (i) 150 days after entry of the interim DIP order, (ii) the date on which a chapter 11 plan becomes effective, and (iii) the closing date of a Transaction (as defined in the DIP Term Credit Agreement). The DIP Term Facility will bear an interest rate per annum equal to SOFR plus (i) 11.25% until entry of the final DIP order, and (ii) 9.75% thereafter. In addition, borrowings under the DIP Term Facility will be limited to the lower of the maximum facility amount and the borrowing base availability. The borrowing base availability amount will be equal to 10% of our eligible credit card receivables, up to 17.5% of the assessed value of certain eligible inventory, up to 15% of the assessed value of certain in-transit inventory, the value of certain real estate, the value of certain furniture, fixtures and equipment, and subject to certain applicable reserves.

The proposed DIP Credit Agreements contain representations, warranties and covenants that are typical and customary for these types of debtor-in-possession facilities, including, but not limited to specified restrictions on indebtedness, liens, guarantee obligations, mergers, acquisitions, consolidations, liquidations and dissolutions, sales of assets, leases, payment of dividends and other restricted payments, voluntary payments of other indebtedness, investments, loans and advances, transactions with affiliates, sale and leaseback transactions and compliance with case milestones. The proposed DIP Credit Agreements also contain customary events of default, including as a result of certain events occurring in the Chapter 11 Cases. The DIP Credit Agreements also require compliance with a variance covenant that compares actual operating disbursements and receipts and capital expenditures to the budgeted amounts set forth in the DIP budgets delivered to the DIP Agents and DIP Lenders on or prior to the closing date and updated periodically thereafter pursuant to the terms of the DIP Credit Agreements. The proposed DIP Credit Agreements are subject to approval by the Bankruptcy Court and will be subject to customary conditions precedent.

The foregoing descriptions of the DIP ABL Credit Agreement and the DIP Term Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the DIP ABL Credit Agreement and the DIP Term Credit Agreement filed hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

Stalking Horse Asset Purchase Agreement

On September 8, 2024, the Debtors (the “Sellers”) entered into a “stalking horse” Asset Purchase Agreement (the “Stalking Horse Purchase Agreement”) with Gateway BL Acquisition, LLC, a Delaware limited liability company and an affiliate of Nexus Capital Management LP (in such capacity, the “Purchaser”) pursuant to which the Purchaser agreed to purchase substantially all of the assets of the Company (such assets, the “Assets,” and such transaction, the “Asset Sale”) for a purchase price of (A) $2.5 million in cash plus (B) (x) the repayment of all obligations under the ABL Credit Agreement and the Term Credit Agreement (each as defined in Item 2.04) and (y) the assumption of certain liabilities as set forth in the Purchase Agreement. The Assets to be acquired pursuant to the Asset Sale do not include, among other things, any executory leases or contracts that the Purchaser chooses to reject.

Upon Bankruptcy Court approval, the Purchaser is expected to be designated as the “stalking horse” bidder in connection with the Asset Sale under section 363 of the Bankruptcy Code. The Asset Sale will be conducted through a Bankruptcy Court-supervised process pursuant to Bankruptcy Court-approved bidding procedures. The Asset Sale is subject to the receipt of higher or otherwise better offers from competing bidders at an auction (if applicable), approval of the Asset Sale by the Bankruptcy Court, and certain other conditions set forth in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants of the parties for a transaction involving the acquisition of assets from a debtor in bankruptcy, and the completion of the Asset Sale is subject to a number of conditions, which, among others, include (i) the entry of an order of the Bankruptcy Court authorizing and approving the Asset Sale, (ii) the performance by each party of its obligations under the Purchase Agreement (subject to certain materiality qualifiers), (iii) the accuracy of each party’s representations (subject to certain materiality qualifiers), (iv) the delivery of certain closing deliverables, (v) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (vi) the absence of any order by any governmental authority that restrains, enjoins, stays, or prohibits the consummation of the Asset Sale. The obligation of the Purchaser consummate the Asset Sale is also conditioned upon (i) the Sellers having not experienced a material adverse effect and (ii) the Sellers satisfying certain requirements with respect to closing liquidity and contributed asset value. The consummation of the Asset Sale is also subject to the Purchaser’s receipt of committed debt financing prior to the hearing to approve the bidding procedures. The Purchase Agreement also provides for a break-up fee and expense reimbursement payable to the Purchaser upon the occurrence of certain events, and the forfeiture of a deposit to the Sellers upon the occurrence of certain events.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement filed hereto as Exhibit 2.1.

Item 2.04    Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

As discussed in Item 1.03, on the Petition Date, the Debtors filed the Chapter 11 Cases in the Bankruptcy Court seeking relief under chapter 11 of title 11 of the Bankruptcy Code. The Debtors continue to operate their businesses and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The commencement of the Chapter 11 Cases constituted an event of default under the Debt Instruments enumerated below, resulting in the acceleration of the Company’s payment obligations under those instruments. As such, substantially all of the Company’s debt, with balances of approximately $556.1 million in the aggregate as of the Petition Date, is in default and accelerated, but subject to the automatic stay under the Bankruptcy Code.

The filing of the Chapter 11 Cases constituted an event of default that accelerated the Debtors’ obligations under the following agreements:

•that certain Credit Agreement (the “ABL Credit Agreement”), dated as of September 21, 2022 (as amended on April 18, 2024, and as further amended on July 31, 2024), by and among the Company and Big Lots Stores, LLC, as borrowers, the lenders from time to time party thereto, and PNC, as administrative agent; and
•that certain Credit Agreement (the “Term Credit Agreement”), dated as of April 18, 2024 (as amended on July 31, 2024), by and among the Company and Big Lots Stores, LLC, as borrowers, the lenders from time to time party thereto, and GB, as administrative agent.

The Debt Instruments described above provide that, as a result of the commencement of the Chapter 11 Cases, any principal amount, together with accrued interest thereon, are immediately due and payable. However, any efforts to enforce the payment obligations under the Debt Instruments and such other instruments and agreements are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Debt Instruments and such other instruments and agreements are subject to the applicable provisions of the Bankruptcy Code.

The disclosure in Item 1.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 5, 2024, the Company was notified by the New York Stock Exchange (the “NYSE”) that it is not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s common shares was less than $1.00 over a consecutive 30 trading-day period. This notice does not result in the immediate delisting of the Company’s common stock from the NYSE.

Item 7.01    Regulation FD Disclosure.

Press Release Regarding Bankruptcy Petitions and NYSE Notice of Noncompliance

On September 9, 2024, the Company issued a press release announcing (i) the filing of the Bankruptcy Petitions and (ii) as required by Section 802.01C of the NYSE Listed Company Manual, the Company’s receipt of the notice of noncompliance with the NYSE’s continued listing standard. A copy of the press release is furnished herewith as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Cautionary Note Regarding the Company’s Common Shares

The Company cautions that trading in its securities (including, without limitation, the Company’s common shares) during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. The Company expects that holders of shares of the Company’s common shares will experience a complete or significant loss on their investment, depending on the outcome of the Chapter 11 Cases. Additionally, as a result of the Chapter 11 Cases, the Company expects that its common shares will be delisted from trading on the New York Stock Exchange.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and the Exhibits hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are predictions based on our current expectations and our projections about future events, and are not statements of historical fact. Forward-looking statements include statements concerning our business strategy, among other things, including anticipated trends and developments in, and management plans for, our business and the markets in which we operate. In some cases, you can identify these statements by forward-looking words, such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” and “continue,” the negative or plural of these words and other comparable terminology.

All forward-looking statements included in this Form 8-K are based upon information available to us as of the filing date of this Form 8-K, and we undertake no obligation to update any of these forward-looking statements for any reason. You should not place undue reliance on these forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include the matters discussed in “Part I - Item 1A - Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 as well as the additional factors included below. You should carefully consider the risks and uncertainties described under these sections.

A wide range of factors relating to the Chapter 11 Cases could materially affect future developments and performance, including but not limited to:

•	our ability to continue as a going concern;
•
our ability to successfully consummate the planned sale of the business pursuant to Section 363 of the Bankruptcy Code to any potential acquirer through an auction process in Chapter 11 and if consummated, to obtain an adequate price;

•	our ability to successfully complete a reorganization under Chapter 11 and emerge from bankruptcy;
•	the effects of the Chapter 11 Cases on us and on the interests of various constituents;
•	bankruptcy court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general;
•	the length of time the Company will operate under the Chapter 11 Cases;
•	risks associated with third-party motions in the Chapter 11 Cases;
•	the potential adverse effects of the Chapter 11 Cases on our liquidity and results of operations;
•	increased legal and other professional costs necessary to execute our reorganization;
•	the conditions to which our debtor-in-possession financing is subject, and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of our control;
•	the consequences of the acceleration of our debt obligations;
•
employee attrition and our ability to retain senior management and key personnel due to the distractions and uncertainties, including our ability to provide adequate compensation and benefits during the Chapter 11 Cases;

•	our ability to comply with the restrictions imposed by our DIP Credit Agreements;
•	the likely cancellation of our common shares in the Chapter 11 Cases;
•	the potential material adverse effect of claims that are not discharged in the Chapter 11 Cases;
•	the diversion of management’s attention as a result of the Chapter 11 Cases; and
•	volatility of our financial results as a result of the Chapter 11 Cases.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Description

	2.1*	Asset Purchase Agreement, dated as of September 8, 2024, by and between the Company and the Purchaser.

	10.1*#	Senior Secured Superiority Debtor-in-Possession Asset-Based Revolving Credit Agreement, dated as of September 10, 2024, by and among the Company and the other parties thereto.

	10.2*	Senior Secured Superiority Debtor-in Possession Term Loan Agreement, dated as of September 10, 2024, by and among the Company and the other parties thereto.

	99.1	Press Release, dated September 9, 2024.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* In accordance with Item 601(a)(5) of Regulation S-K, certain schedules or similar attachments to this exhibit have been omitted from this filing.
# Certain portions of this exhibit have been excluded from the exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: September 10, 2024	By:	/s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Executive Vice President, Chief Legal and Governance Officer, General Counsel and Corporate Secretary